Exhibit 99.1
Certara Reports Fourth Quarter 2023 Financial Results
Provides Full Year 2024 Financial Guidance
PRINCETON, N.J.— February 29, 2024-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the fourth quarter of fiscal year 2023.
Fourth Quarter Highlights:
•Revenue was $88.0 million, compared to $86.6 million in the fourth quarter of 2022, representing growth of 2% over the fourth quarter of 2022.
•Strong sequential growth with record software bookings and broad-based recovery in technology enabled services bookings during the quarter.
•Net loss was $12.5 million, compared to a net income of $9.2 million in the fourth quarter of 2022.
•Net loss includes a $12.8 million increase in fair value of the remeasurement of contingent considerations primarily related to Vyasa Analytics due to performance of the business.
•Adjusted EBITDA was $29.6 million, compared to $31.9 million in the fourth quarter of 2022.
"We are encouraged by our strong fourth quarter results, driven by improved execution across both software and services," said William F. Feehery, Chief Executive Officer. "Certara is well positioned to grow in 2024, supporting continued investment in new software products, including expanded artificial intelligence capabilities, as well as commercial activity. The long-term prospects for biosimulation remain very compelling and we are investing to support the growth we see ahead for the company."
Fourth Quarter 2023 Results
"We finished the year with strong bookings performance and enter 2024 cautiously optimistic that our end markets have stabilized. Following the reorganization of our commercial team last August, we are focused on driving execution across the organization to deliver the guidance provided today," said John Gallagher, Chief Financial Officer.
Total revenue for the fourth quarter of 2023 was $88.0 million, representing year-over-year growth of 2% on a reported basis and, 1% on a constant currency basis. The overall increase in revenue was primarily due to growth in our biosimulation software portfolio. Please see note (1) in the section A Note on Non-GAAP Financial Measures below for more information on constant currency revenue.

Total cost of revenue for the fourth quarter of 2023 was $34.1 million, an increase of $2.3 million from $31.8 million in the fourth quarter of 2022, primarily due to $2.6 million increase in stock based compensation expense.
Total operating expenses for the fourth quarter of 2023 were $62.4 million, which increased by $18.9 million from $43.5 million in the fourth quarter of 2022. Increased operating expenses were primarily due to a $12.8 million increase in the fair value of contingent considerations related to business acquisitions, a $3.5 million increase in employee-related costs driven by head count growth, a $1.6 million increase in merger and acquisition cost, a $1.4 million increase in intangible assets amortization expense, a $1.0 million increase in equipment and software expense, partially offset by a $1.6 million decrease in stock based compensation expense.
Net loss for the fourth quarter of 2023 was $12.5 million, compared to a net income of $9.2 million in the fourth quarter of 2022. The $21.6 million decrease in net income was primarily due to increased operating expenses, a $5.5 million decrease in tax benefit, and a $2.3 million increase in cost of revenue, partially offset by a $1.9 million increase in interest income, a $1.7 million increase in gains related to the fluctuation of foreign currency exchange rates, and a $1.4 million increase in revenue.
Diluted loss per share for the fourth quarter 2023 was $(0.08), as compared to diluted earnings of $0.06 in the fourth quarter of 2022.
Adjusted EBITDA for the fourth quarter of 2023 was $29.6 million compared to $31.9 million for the fourth quarter of 2022, a decrease of $2.3 million. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.
Adjusted net income for the fourth quarter of 2023 was $14.3 million compared to $25.2 million for the fourth quarter of 2022, decreased of $10.9 million. Adjusted diluted earnings per share for the fourth quarter 2023 was $0.09 compared to $0.16 for the fourth quarter of 2022. See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2023	2022	2023	2022
Key Financials	(in millions, except per share data)
Revenue	$88.0	$86.6	$354.3	$335.6
Net income (loss)	$(12.5)	$9.2	$(55.4)	$14.7
Diluted earnings per share	$(0.08)	$0.06	$(0.35)	$0.09
Adjusted EBITDA	$29.6	$31.9	$123.1	$120.2
Adjusted net income	$14.3	$25.2	$69.0	$73.4
Adjusted diluted earnings per share	$0.09	$0.16	$0.43	$0.46
Cash and cash equivalents			$235.0	$236.6
2024 Financial Outlook
Certara is providing its guidance for full year 2024. We expect the following:
Full year 2024 revenue to be in the range of $385 million to $400 million.
Full year adjusted EBITDA is expected to grow with expected margin to be in the range of 31-33%.
Full year adjusted diluted earnings per share is expected to be in the range of $0.41-$0.46.
Fully diluted shares are expected to be in the range of 160 million to 162 million.

Webcast and Conference Call Details
Certara will host a conference call today, February 29, 2024, at 5:00 p.m. ET to discuss its fourth quarter 2023 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.

About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include nearly 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 66 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance and other statements about the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession, currency exchange fluctuation and adverse developments in the financial services industry; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; lower utilization rates by our employees as a result of natural disasters and epidemic diseases; risks related to our contracts with government customers; our ability to sustain recent growth rates; our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on bookings; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; risks relating to the use of artificial intelligence and machine learning in our products and services; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 1, 2023, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.
A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, each of these measures is frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)     CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2)     Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance.
(3)    Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger
Kekst CNC
daniel.yunger@kekstcnc.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2023	2022	2023	2022
Total revenues	$88,010	$86,633	$354,337	$335,644
Cost of revenues	34,066	31,782	141,022	132,577
Operating expenses:
Sales and marketing	8,671	7,800	32,022	27,408
Research and development	8,018	6,598	34,173	28,205
General and administrative	33,608	18,329	95,385	71,773
Intangible asset amortization	11,701	10,334	43,973	41,429
Depreciation and amortization expense	413	410	1,552	1,731
Goodwill impairment expense	—	—	46,984	—
Total operating expenses	62,411	43,471	254,089	170,546
Income (loss) from operations	(8,467)	11,380	(40,774)	32,521
Other income (expenses):
Interest expense	(5,870)	(5,445)	(22,916)	(17,773)
Net other income	1,953	(2,210)	8,547	4,007
Total other expenses	(3,917)	(7,655)	(14,369)	(13,766)
Income (loss) before income taxes	(12,384)	3,725	(55,143)	18,755
Provision (benefit) for income taxes	72	(5,449)	214	4,024
Net income (loss)	$(12,456)	$9,174	$(55,357)	$14,731

Net income per share attributable to common stockholders:
Basic	$(0.08)	$0.06	$(0.35)	$0.09
Diluted	$(0.08)	$0.06	$(0.35)	$0.09
Weighted average common shares outstanding:
Basic	159,430,660	157,927,161	158,936,251	156,876,942
Diluted	159,430,660	159,241,217	158,936,251	159,354,394

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	DECEMBER 31, 2023	DECEMBER 31, 2022
Assets
Current assets:
Cash and cash equivalents	$234,951	$236,586
Accounts receivable, net of allowances for credit losses of $1,312 and $1,250 respectively	84,857	82,584
Restricted cash	—	3,102
Prepaid expenses and other current assets	20,393	19,980
Total current assets	340,201	342,252
Other assets:
Property and equipment, net	2,670	2,400
Operating lease right-of-use assets	9,604	14,427
Goodwill	716,333	717,743
Intangible assets, net of $273,522 and $217,705, respectively	487,043	486,782
Deferred income taxes	4,236	3,703
Other long-term assets	3,053	5,615
Total assets	$1,563,140	$1,572,922
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,171	$7,533
Accrued expenses	56,779	35,403
Current portion of deferred revenue	60,678	52,209
Current portion of long-term debt	3,020	3,020
Other current liabilities	4,375	4,993
Total current liabilities	130,023	103,158
Long-term liabilities:
Deferred revenue, net of current portion	1,070	2,815
Deferred income taxes	50,826	65,046
Operating lease liabilities, net of current portion	6,955	10,133
Long-term debt, net of current portion and debt discount	288,217	289,988
Other long-term liabilities	39,209	22,121
Total liabilities	516,300	493,261
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized as of December 31, 2023 and 2022, respectively, no shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 160,284,901 and 159,676,150 shares issued as of December 31, 2023 and 2022, respectively; 159,848,286 and 159,525,943 shares outstanding as of December 31, 2023 and 2022, respectively	1,603	1,596
Additional paid-in capital	1,178,461	1,150,168
Accumulated deficit	(116,230)	(60,873)
Accumulated other comprehensive loss	(7,593)	(8,230)
Treasury stock at cost, 436,615 and 150,207 shares at December 31, 2023 and 2022, respectively	(9,401)	(3,000)
Total stockholders' equity	1,046,840	1,079,661
Total liabilities and stockholders' equity	$1,563,140	$1,572,922

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31,
(IN THOUSANDS)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(55,357)	$14,731
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,552	1,731
Amortization of intangible assets	54,519	50,739
Amortization of debt issuance costs	1,527	1,540
Provision for credit losses	684	1,072
Loss on retirement of assets	65	169
Equity-based compensation expense	28,300	30,345
Change in fair value of contingent considerations	24,118	—
Goodwill impairment	46,984	—
Lease abandonment expense	1,602	—
Deferred income taxes	(16,523)	(11,511)
Changes in assets and liabilities
Accounts receivable	152	(15,009)
Prepaid and other assets	711	126
Accounts payable, accrued expenses, and other liabilities	(5,607)	9,080
Deferred revenue	28	9,530
Net cash provided by operating activities	82,755	92,543
Cash flows from investing activities:
Capital expenditures	(1,777)	(1,430)
Capitalized software development costs	(13,491)	(11,099)
Investment in intangible assets	(54)	—
Business acquisitions, net of cash acquired	(64,228)	(15,308)
Net cash used in investing activities	(79,550)	(27,837)
Cash flows from financing activities:
Payments on long-term debt and finance lease obligations	(3,045)	(3,313)
Payments on financing component of interest rate swap	—	(1,088)
Payment of taxes on shares and units withheld for employee taxes	(6,402)	(2,962)
Net cash provided by (used in) financing activities	(9,447)	(7,363)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	1,505	(4,279)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(4,737)	53,064
Cash, cash equivalents, and restricted cash, at beginning of year	239,688	186,624
Cash, cash equivalents, and restricted cash, at end of year	$234,951	$239,688

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income to adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	( in thousands)
Net income (loss)(a)	$(12,456)	$9,174	$(55,357)	$14,731
Interest expense(a)	5,870	5,445	22,916	17,773
Interest income(a)	(2,889)	(947)	(9,317)	(1,294)
(Benefit from) Provision for income taxes(a)	72	(5,449)	214	4,024
Depreciation and amortization expense(a)	413	410	1,552	1,731
Intangible asset amortization(a)	14,420	12,732	54,519	50,739
Currency (gain) loss(a)	803	2,473	638	(3,166)
Equity-based compensation expense(b)	7,502	6,527	28,300	30,345
Change in fair value of contingent consideration(d)	12,802	—	24,118	—
Goodwill impairment expense(e)	—	—	46,984	—
Acquisition-related expenses(f)	2,788	902	6,064	2,233
Integration expense(g)	(69)	—	121	—
Transaction-related expenses(h)	—	412	—	1,136
Severance expenses(i)	—	(69)	—	653
Reorganization expense(j)	58	—	1,660	—
Loss on disposal of fixed assets(k)	36	113	65	169
Executive recruiting expense(l)	235	139	631	139
First-year Sarbanes-Oxley implementation costs(m)	—	—	—	961
Adjusted EBITDA	$29,585	$31,862	$123,108	$120,174

The following table reconciles net income to adjusted net income:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) (a)	$(12,456)	$9,174	$(55,357)	$14,731
Currency (gain) loss(a)	803	2,473	638	(3,166)
Equity-based compensation expense(b)	7,502	6,527	28,300	30,345
Amortization of acquisition-related intangible assets(c)	11,946	10,922	45,838	43,822
Change in fair value of contingent consideration(d)	12,802	—	24,118	—
Goodwill impairment expense(e)	—	—	46,984	—
Acquisition-related expenses(f)	2,788	902	6,064	2,233
Integration expense(g)	(69)	—	121	—
Transaction-related expenses(h)	—	412	—	1,136
Severance expenses(i)	—	(69)	—	653
Reorganization expense(j)	58	—	1,660	—
Loss on disposal of fixed assets(k)	36	113	65	169
Executive recruiting expense(l)	235	139	631	139
First-year Sarbanes-Oxley implementation costs(m)	—	—	—	961
Income tax expense impact of adjustments(n)	(9,372)	(5,397)	(30,041)	(17,633)
Adjusted net income	$14,273	$25,196	$69,021	$73,390

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(In thousands except share and per share data)
Diluted earnings per share(a)	$(0.08)	$0.06	$(0.35)	$0.09
Currency (gain) loss(a)	0.01	0.02	—	(0.02)
Equity-based compensation expense(b)	0.05	0.04	0.18	0.19
Amortization of acquisition-related intangible assets(c)	0.07	0.06	0.29	0.28
Change in fair value of contingent consideration(d)	0.08	—	0.15	—
Goodwill impairment expense(e)	—	—	0.30	—
Acquisition-related expenses(f)	0.02	0.01	0.04	0.01
Integration expense(g)	—	—	—	—
Transaction-related expenses(h)	—	—	—	0.01
Severance expenses(i)	—	—	—	—
Reorganization expense(j)	—		0.01
Loss on disposal of fixed assets(k)	—	—	—	—
Executive recruiting expense(l)	—	—	—	—
First-year Sarbanes-Oxley implementation costs(m)	—	—	—	0.01
Income tax expense impact of adjustments(n)	(0.06)	(0.03)	(0.19)	(0.11)
Adjusted Diluted Earnings Per Share	$0.09	$0.16	$0.43	$0.46

Basic weighted average common shares outstanding	159,430,660	157,927,161	158,936,251	156,876,942
Effect of potentially dilutive shares outstanding (o)	544,784	1,314,056	943,886	2,477,452
Adjusted diluted weighted average common shares outstanding	159,975,444	159,241,217	159,880,137	159,354,394

The following tables reconcile revenues to the revenues adjusted for constant currency:

	Three Months Ended December 31,			Change
	2023	2023	2022	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$33,619	$33,161	$29,156	$4,463	15%	$(458)	14%
Services	54,391	53,975	57,477	(3,086)	-5%	(416)	-6%
Total Revenue	$88,010	$87,136	$86,633	$1,377	2%	$(874)	1%

	Twelve Months Ended December 31,			Change
	2023	2023	2022	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$131,677	$131,674	$115,466	$16,211	14%	$(3)	14%
Services	222,660	222,574	220,178	2,482	1%	(86)	1%
Total Revenue	$354,337	$354,248	$335,644	$18,693	6%	$(89)	6%

(a.)Represents amounts as determined under GAAP.
(b.)Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e.)Represents expense associated with goodwill impairment charge.
(f.)Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(g.)Represents integration costs related to post - acquisition integration activities.
(h.)Represents costs associated with our public offerings that are not capitalized.
(i.)Represents charges for severance provided to former executives.

(j.)Represents expense related to reorganization, including legal entity reorganization and lease abandonment cost associated with the evaluation of our office space footprint.
(k.)Represents the gain/loss related to disposal of fixed assets.
(l.)Represents recruiting and relocation expenses related to hiring senior executives.
(m.)Represents the first-year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act, as well as implementation cost of adopting ASC 842.
(n.)Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(o.)Represents dilutive shares or potentially dilutive shares that were excluded from the Company's GAAP diluted weighted average common shares outstanding because the Company had a reported net loss and therefore including these shares would have been anti-dilutive.